UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2006
THE OILGEAR COMPANY
(Exact name of Registrant as specified in its charter)

Wisconsin (State of Incorporation)	000-00822 (Commission File Number)	39-0514580 (I.R.S. Employer Identification No.)

2300 South 51st Street
Post Office Box 343924
Milwaukee, Wisconsin		53234-3924
(Address of principal executive offices)		(Zip Code)
(414) 327-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 26, 2006, Oilgear Towler Limited (“Oilgear Towler Limited”), a subsidiary of The Oilgear Company (“Oilgear”) located in Leeds, England, entered into an Agreement for Lease with Zurich Assurance Ltd. (“Landlord”) for the lease of real property located at 37 Burley Road, Leeds, England (the “Lease”). Pursuant to the terms of the Lease, no rent accrues until October 1, 2006. Beginning on October 1, 2006, the basic rent is 225,000 Pounds Sterling (approximately $425,000 U.S. Dollars based on the current exchange rate, which is subject to fluctuation) per year, to be paid quarterly. The basic rental amount is subject to periodic adjustment. The Lease has an initial 15-year term.
     The above description of the Lease is qualified in its entirety by reference to the full text thereof, a copy of which is filed as an exhibit to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Chattel Mortgage Agreement
     On July 17, 2006, Oilgear Towler Limited entered into a Chattel Mortgage Agreement (the “Chattel Mortgage Agreement”) with Barclays Bank PLC (“Lender”). Under the Chattel Mortgage Agreement, Oilgear Towler Limited borrowed from Lender 285,243 Pounds Sterling (approximately $539,000 U.S. Dollars based on the current exchange rate, which is subject to fluctuation) for the purchase of certain machinery and equipment and granted a security interest in such machinery and equipment to Lender. The Chattel Mortgage Agreement has a 36-month term, and rent is to be paid in the following installments: two monthly payments of 8,952 Pounds Sterling (approximately $16,900 U.S. Dollars), followed by one monthly payment of 80,263 Pounds Sterling (approximately $152,000 U.S. Dollars), followed by 33 monthly payments of 8,952 Pounds Sterling (approximately $16,900 U.S. Dollars). Thus, Oilgear Towler Limited will pay 384,638 Pounds Sterling (approximately $726,000 U.S. Dollars) over the term of the Chattel Mortgage Agreement. Oilgear Towler Limited has a right to pay amounts due under the Chattel Mortgage Agreement without penalty prior to the expiration of the term.
     If Oilgear Towler Limited does not make the monthly payments on the relevant payment date or within 10 days of Lender’s demand, it is required to pay interest on the unpaid amounts to Lender at the rate of the Finance House Base Rate plus 5% per annum calculated on a day-to-day basis, beginning on the date such amounts were initially due.
     Equipment and Lease Agreement
     Oilgear had previously entered into a Master Lease Agreement dated as of October 15, 2002 (the “Master Lease”) with General Electric Capital Corporation (“Lessor”), which established general terms under which Oilgear agreed to lease certain equipment and property from Lessor. On July 31, 2006, Oilgear and Lessor entered into a Machine Tools Equipment Schedule, Schedule No. 002 (the “Machine Tools Equipment Schedule”), which amended the Master Lease and set forth the terms of a further equipment lease transaction between the parties.
     Oilgear’s monthly rent under the Machine Tools Equipment Schedule is $28,769. The Machine Tools Equipment Schedule has a 96-month basic term (with Oilgear possessing certain early termination rights). At the end of the 96-month term, Oilgear will have made rental payments of $2,761,870. At the expiration of the Machine Tools Equipment Schedule, Oilgear has an option to purchase all of the equipment from Lessor on an as-is basis for its then fair market value. In addition, Oilgear has an option to purchase all of the equipment after 84 months for approximately $742,999, plus all applicable sales taxes. After 36 months, Oilgear has the right to terminate the Machine Tools Equipment Schedule, so long as it is not in default, by providing at least 90 days prior written notice to Lessor and paying a termination fee to Lessor.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Agreement for Lease relating to 37 Burley Road, Leeds, England between Zurich Assurance Ltd. and Oilgear Towler Limited

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE OILGEAR COMPANY
Date: August 4, 2006
	By:	/s/ Thomas J. Price Thomas J. Price, Vice President
Chief Financial Officer and Secretary

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)
EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: July 31, 2006

Exhibit
Number	Description

10.1	Agreement for Lease relating to 37 Burley Road, Leeds, England between Zurich Assurance Ltd. and Oilgear Towler Limited